Exhibit 10.1

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of August 14, 2025 (the “Effective Date”), by and between Turtle Beach Corporation, a Nevada corporation (the “Company”), TDG CP LLC, a Delaware limited liability company (“Donerail”), and DC VGA LLC (f/k/a PDP Holdings, LLC), a Delaware limited liability company (the “Selling Stockholder,” and together with the Company and Donerail, each a “Party,” and together, the “Parties”).

WHEREAS, the Selling Stockholder beneficially owns an aggregate of 3,450,000 shares of the Company’s outstanding common stock, par value $0.001 per share (the “Common Stock”);

WHEREAS, the Selling Stockholder desires to sell to each of the Company and Donerail, and each of the Company and Donerail desires to separately purchase from the Selling Stockholder, the number of shares of Common Stock (the “Shares”) set forth next to the name of each respective Party at a price per Share and aggregate purchase price all as set forth on Exhibit A hereto (such purchase price, the “Purchase Price”), upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Audit Committee of the Company’s Board of Directors has reviewed the terms of the transaction contemplated by this Agreement and has determined that they are fair to the Company and in the best interests of the Company and its stockholders.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties hereby agree as follows:

1. Share Purchase.

(a) Purchase and Sale.

(i) On the date of the Closing (as defined below), upon the terms and subject to the conditions of this Agreement, the Company hereby agrees to purchase from the Selling Stockholder, and the Selling Stockholder hereby agrees to sell, convey, assign, transfer and deliver, or cause to be delivered, to the Company, the number of Shares for the Purchase Price, in each case as set forth on Exhibit A next to the name of the Company, free and clear of any and all mortgages, pledges, encumbrances, liens, security interests, options, charges, claims, deeds of trust, deeds to secure debt, title retention agreements, rights of first refusal or offer, limitations on voting rights, proxies, voting agreements, limitations on transfer or other agreements or claims of any kind or nature whatsoever, in each case, other than pursuant to securities laws or agreements with the Company, Donerail or any of their respective affiliates (collectively, “Liens”).

(ii) On the date of the Closing, upon the terms and subject to the conditions of this Agreement, Donerail hereby agrees to purchase from the Selling Stockholder, and the Selling Stockholder hereby agrees to sell, convey, assign, transfer and deliver, or cause to be delivered, to Donerail, the number of Shares for the Purchase Price in each case as set forth on Exhibit A next to the name of Donerail, free and clear of any and all Leins.

(b) Closing. Subject to the terms and conditions of this Agreement and the delivery of the deliverables contemplated by Section 1(c), the closing of the sale of the Shares contemplated hereby (the “Closing”) will take place immediately prior to the commencement of trading of the Common Stock on the Nasdaq Global Market on August 21, 2025 (the “Closing Date”). The Closing shall take place remotely.

(c) Closing Deliveries and Actions.

(i) At the Closing, upon receipt of the wire transfers referenced in clause (ii) below, the Selling Stockholder shall deliver a signed instruction letter and stock power to authorize the electronic transfer of the Shares set forth on Exhibit A to (i) an account of the Company at its transfer agent, Issuer Direct Corporation and (ii) an account of Donerail at Issuer Direct Corporation designated in writing by Donerail prior to the Closing Date, respectively, sufficient in each case to convey to each of the Company and Donerail good, valid and marketable title in and to such Shares, free and clear of any and all Liens.

(ii) At the Closing, each of the Company and Donerail shall deliver to the Selling Stockholder by wire transfer to the account to be designated by the Selling Stockholder immediately available funds in U.S. dollars in an amount equal to the Purchase Price set forth next to the name of each Party, respectively, on Exhibit A hereto.

(d) Conditions of the Selling Stockholder’s Obligations at Closing. The obligation of the Selling Stockholder to sell the Shares to the Company and Donerail is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(i) The representations and warranties contained in Section 2 and Section 3 shall be true and correct in all respects as of the Closing.

(ii) The Company and Donerail shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company or Donerail on or before the Closing.

(iii) There shall be no pending suit, action or proceeding by any federal, state, local or foreign court, administrative agency or governmental or regulatory authority or body (each, an “Authority”) to which the Company or Donerail or any of their respective properties are subject, seeking to challenge, restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.

(e) Conditions of the Company’s Obligations at Closing. The obligation of the Company to purchase the Shares set forth next to the Company’s name on Exhibit A hereto is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(i) The representations and warranties contained in Section 3 and Section 4 shall be true and correct in all respects as of the Closing.

(ii) The Selling Stockholder and Donerail shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Selling Stockholder or Donerail, respectively, on or before the Closing.

(iii) There shall be no pending suit, action or proceeding by any Authority to which the Selling Stockholder or Donerail or any of their respective properties are subject, seeking to challenge, restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.

(f) Conditions of Donerail’s Obligations at Closing. The obligation of Donerail to purchase the Shares set forth next to Donerail’s name on Exhibit A hereto is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(i) The representations and warranties contained in Section 2 and Section 4 shall be true and correct in all respects as of the Closing.

(ii) The Selling Stockholder and the Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Selling Stockholder or the Company, respectively, on or before the Closing.

(iii) There shall be no pending suit, action or proceeding by any Authority to which the Company or the Selling Stockholder or any of their respective properties are subject, seeking to challenge, restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.

(g) Possibility of Delay in Transfer of Record Ownership.

(i) The parties to this Agreement acknowledge that the transfer of record title to the Shares may not take place on the date of the Closing due to administrative delay. Notwithstanding anything else to the contrary contained in this Agreement, in the event of such administrative delay:

(1) the transfer of ownership of the Shares from the Selling Stockholder to each of the Company and Donerail will nonetheless be deemed to take place, for all purposes, immediately prior to the commencement of trading of the Company’s common stock on the Nasdaq Global Market on August 21, 2025; and

(2) all filings to be submitted to the U.S. Securities and Exchange Commission (“SEC”) by the parties to this Agreement relating to or in connection with the transfer of the Shares (including, but not limited to, (A) the Current Report on Form 8-K to be filed by the Company, (B) any “SEC Form 4: Statement of Changes in Beneficial Ownership” to be filed by the Selling Stockholder or Donerail (or any of their respective affiliates) with respect to transfer of the Shares, and (C) any Schedule 13D, Schedule 13G or amendment thereto to be filed by the Selling Stockholder or Donerail (or any of their respective affiliates) with respect to the transfer of the Shares), shall reflect that ownership to the Shares was transferred from the Selling Stockholder to the Company and Donerail, respectively, on August 21, 2025.

2. Representations of the Company. The Company represents and warrants to Donerail and the Selling Stockholder that, as of the date hereof and at the Closing:

(a) The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada.

(b) The Company has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(c) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought.

(d) The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (i) does not require the consent, approval, authorization, order, registration or qualification of, or (except for filings pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) filing with, any Authority having jurisdiction over the Company; and (ii) does not and will not constitute or result in a breach of, or violation or default under, any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license to which the Company is a party, the Company’s organizational documents, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any Authority applicable to the Company, except in each case in this clause (ii) as would not materially adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement.

(e) The Company has as of the date hereof, and will have as of the Closing Date, cash in immediately available funds or available for borrowing under the Company’s existing revolving credit facility in excess of the Aggregate Purchase Price set forth next to the Company’s name on Exhibit A.

3. Representations of Donerail. Donerail represents and warrants to the Company and Selling Stockholder that, as of the date hereof and at the Closing:

(a) Donerail is duly organized, validly existing and in good standing under the laws of Delaware.

(b) Donerail has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(c) This Agreement has been duly and validly authorized, executed and delivered by Donerail and constitutes a legal, valid and binding obligation of Donerail, enforceable in accordance with its terms, except to the extent that (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought.

(d) The execution and delivery of this Agreement by Donerail and the consummation by Donerail of the transactions contemplated hereby (i) does not require the consent, approval, authorization, order, registration or qualification of, or (except for filings pursuant to the Exchange Act) filing with, any Authority having jurisdiction over Donerail; and (ii) does not and will not constitute or result in a breach of, or violation or default under, any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license to which Donerail is a party, Donerail’s organizational documents, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any Authority applicable to Donerail, except in each case in this clause (ii) as would not materially adversely affect the ability of Donerail to consummate the transactions contemplated by this Agreement.

(e) Donerail acknowledges and agrees that (i)the Company and the Selling Stockholder currently may have, and later may come into possession of, material non-public information (“Excluded Information”) with respect to the Company that is not known to Donerail and that may be material to a decision to sell the Shares, (ii)Donerail has determined to acquire the Shares notwithstanding that such Excluded Information may exist and may not have been disclosed by the Company or the Selling Stockholder to Donerail, and (iii)the Selling Stockholder shall have no liability to Donerail, and Donerail to the fullest extent of the law waives and releases any claims, whether known or unknown, that it might have against the Selling Stockholder (or its affiliates or agents), whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Excluded Information in connection with the sale of the Shares and the transactions contemplated by this Agreement.

(f) Donerail has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the purchase of the Shares and has, independently and without reliance upon the Selling Stockholder, and based on such information and the advice of such advisors as Donerail has deemed appropriate, made its own analysis and decision to enter into this Agreement and purchase the Shares set forth next to Donerail’s name on Exhibit A hereof. With respect to legal, tax, accounting, financial and other considerations involved in the transactions contemplated by this Agreement, including the purchase of the Shares, Donerail is not relying on the Selling Stockholder (or any agent or representative thereof). Donerail has carefully considered and, to the extent it believes such discussion is necessary, discussed with professional legal, tax, accounting, financial and other advisors the suitability of the transactions contemplated by this Agreement, including the purchase of the Shares.

(g) Donerail is an “accredited investor” within the meaning of Regulation D of the Act.

(h) Donerail has as of the date hereof, and will have as of the Closing Date, cash in immediately available funds or uncalled and unrestricted capital commitments in excess of the Aggregate Purchase Price set forth next to Donerail’s name on Exhibit A.

4. Representations of the Selling Stockholder. The Selling Stockholder represents and warrants to the Company and Donerail that, as of the date hereof and at the Closing:

(a) The Selling Stockholder is duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The Selling Stockholder has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(c) This Agreement has been duly and validly authorized, executed and delivered by the Selling Stockholder, and constitutes a legal, valid and binding obligation of the Selling Stockholder, enforceable in accordance with its terms, except to the extent that (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought.

(d) The execution and delivery of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby (i) do not require the consent, approval, authorization, order, registration or qualification of, or (except for filings pursuant to Section 16 and Section 13 under the Exchange Act) filing with, any Authority having jurisdiction over the Selling Stockholder; and (ii) do not and will not constitute or result in a breach of, or violation or default under, any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license to which the Selling Stockholder is a party, the Selling Stockholder’s organizational documents, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any Authority applicable to the Selling Stockholder, except in each case of this clause (ii) as would not materially adversely affect the ability of the Selling Stockholder to consummate the transactions contemplated by this Agreement.

(e) The Selling Stockholder has good and valid title to the Shares to be sold at the Closing by the Selling Stockholder hereunder, and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all Liens will pass to the Company and Donerail, respectively, with respect to their Shares.

(f) The Selling Stockholder acknowledges and agrees that (i)the Company and Donerail currently may have, and later may come into possession of, Excluded Information with respect to the Company that is not known to the Selling Stockholder and that may be material to a decision to purchase the Shares, (ii)the Selling Stockholder has determined to sell the Shares notwithstanding that such Excluded Information may exist and may not have been disclosed by the Company or Donerail to the Selling Stockholder, and (iii) Donerail shall have no liability to the Selling Stockholder, and the Selling Stockholder to the fullest extent of the law waives and releases any claims, whether known or unknown, that it might have against Donerail (or its affiliates or agents), whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Excluded Information in connection with the purchase of the Shares and the transactions contemplated by this Agreement.

(g) The Selling Stockholder has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Shares and has, independently and without reliance upon the Company, and based on such information and the advice of such advisors as the Selling Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement and sell the Shares. With respect to legal, tax, accounting, financial and other considerations involved in the transactions contemplated by this Agreement, including the sale of the Shares, the Selling Stockholder is not relying on the Company or Donerail (or any agent or representative thereof). The Selling Stockholder has carefully considered and, to the extent it believes such discussion is necessary, discussed with professional legal, tax, accounting, financial and other advisors the suitability of the transactions contemplated by this Agreement, including the sale of the Shares.

(h) The Selling Stockholder acknowledges that the Shares were not offered or sold by any form of general solicitation or general advertising, which for the avoidance of doubt does not include the Registration Statement (as defined below).

5. Prospectus Supplement. The Company filed a Form S-3 (File No. 333-287173) with the SEC (the “Registration Statement”) on May 12, 2025, including the related prospectus supplement, covering the registration of the sale of the Shares under the Securities Act of 1933, as amended (the “Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement naming Donerail as a selling stockholder in the Registration Statement with respect to the Shares purchased by Donerail under this Agreement.

6. Selling Stockholder Lock-Up. In consideration of the Company and Donerail agreeing to purchase Shares, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Selling Stockholder hereby agrees that, without the prior written consent of the Company, the Selling Stockholder will not, and will not cause any direct or indirect affiliate to, for 90 calendar days following the Effective Date, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, the “Lock-Up Securities”), (ii) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (iii) make any additional demand for, or exercise any right with respect to, the registration of any Lock-Up Securities, or (iv) publicly disclose the intention to do any of the foregoing. The Selling Stockholder acknowledges and agrees that the foregoing precludes the Selling Stockholder from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise.

7. Subject to Section 5 hereof, for so long as the Selling Stockholder and its affiliates hold Registrable Securities (as defined in the Stockholder Agreement, dated March 13, 2024, by and between the Selling Stockholder and the Company (the “Stockholder Agreement”)), the Company hereby agrees and covenants that it will not grant registration rights to Donerail or any of its affiliates or transferees to register, sell, transfer or otherwise dispose of in any manner described in Section 6 hereof of any Lock-Up Securities pursuant to the Securities Act (or an exemption therefrom) that are more favorable, pari passu or senior to those granted to the Selling Stockholder and its affiliates under the Stockholder Agreement.

8. Stock Transfer Taxes. The Selling Stockholder covenants and agrees with the Company and Donerail that it shall be responsible for the payment of any stock transfer or similar taxes in connection with the transactions contemplated by this Agreement.

9. Publicity. Each of the Selling Stockholder, Donerail and the Company agrees that it shall not, and that it shall cause its affiliates and representatives not to, publish, release or file any press release or other public statement or announcement relating to the transactions contemplated by this Agreement without the prior consent of the other Parties (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that nothing in this Section 10 shall restrict the ability of the Company to file a Current Report on Form 8-K or periodic reports on Form 10-Q or Form 10-K, or Donerail or the Selling Stockholder or any of its affiliates to file a Form 4 or Schedule 13D or Schedule 13G or amendment thereto, in each case relating to the transactions contemplated by this Agreement, without further review or consent from the other Parties; provided further that the Company will provide to the Selling Stockholder and Donerail an advance draft of any press release and the Current Report on Form 8-K it intends to file disclosing the transactions contemplated by this Agreement with a reasonable opportunity to review and comment, and the Selling Stockholder and Donerail agree that (i) the disclosure included in any Schedule 13D or Schedule 13G or amendment thereto filed by the Selling Stockholder or Donerail describing the transactions contemplated by this Agreement shall be consistent with the disclosure included in such Current Report on Form 8-K describing the transactions contemplated by this Agreement and (ii) the Selling Stockholder shall provide the Company with a reasonable opportunity to review and comment on any such Schedule 13D or Schedule 13G or amendment thereto prior to filing with the Securities and Exchange Commission.

The Parties acknowledge and agree that nothing in this Section 10 alters the Parties’ obligations under any currently surviving provision of that certain (i) Stockholder Agreement and (ii) Cooperation Agreement, dated May 13, 2022, by and between Donerail, the Company and the other parties named therein, both of which remain in full force and effect in accordance with their terms.

10. Notices. All notices, requests, claims, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail (return receipt requested and postage prepaid), sent via a nationally recognized overnight courier, or sent via email (receipt of which is confirmed) to the recipient. Such notices, demands and other communications shall be sent as follows:

If to the Selling Stockholder:

DC VGA LLC

2000 Avenue of the Stars, Suite 1050S

Los Angeles, CA 90067

Attention: Kevin Ma and Dabir Rashid

E-mail: [***]

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

1999 Avenue of the Stars, Floor 8

Los Angeles, CA 90067

Attention: David Smith and Brad Finkelstein

E-mail: [***]

If to the Company:

Turtle Beach Corporation

15822 Bernardo Center Drive

San Diego, CA 92127

Attn: Megan Wynne, General Counsel

Email: [***]

with a copy to (which copy shall not constitute notice):

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

Attention: Stephen M. Leitzell

Email: [***]

If to Donerail:

TDG CP LLC 240 26th Street

Suite 3

Santa Monica, CA 90402

Attn: William Wyatt

Email: [***]

with a copy to (which copy shall not constitute notice):

Kleinberg, Kaplan, Wolff & Cohen, P.C.

500 Fifth Avenue,

New York, NY 10110

Attn: Jason P. Grunfeld

Email: [***]

or such other address or to the attention of such other person as the recipient Party shall have specified by prior written notice to the sending Party.

11. Miscellaneous.

(a) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any Party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(c) Complete Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Parties with respect to the subject matter hereof.

(d) Counterparts. This Agreement may be executed by any one or more of the Parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement, and any and all agreements and instruments executed and delivered in accordance herewith, to the extent signed and delivered by means of facsimile or other electronic format or signature (including email, “pdf,” “tif,” “jpg,” DocuSign and Adobe Sign), shall be treated in all manner and respects and for all purposes as an original signature and an original agreement or instrument and shall be considered to have the same legal effect, validity and enforceability as if it were the original signed version thereof delivered in person.

(e) Further Assurances. Subject to the other terms of this Agreement, the Parties hereto agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the transactions contemplated by this Agreement.

(f) Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any Party without the prior written consent of the other Parties; provided, however, that Donerail may assign its rights and obligations under this Agreement to any affiliated investor or any investor whose account is managed by Donerail. Any such assignment by Donerail shall be subject to such assignee executing a joinder to this Agreement and providing a duly completed and executed IRS Form W-9 to the Selling Stockholder; provided, however, that any such assignment shall not relieve Donerail of its obligations hereunder. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

(g) No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the Parties and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the Parties to this Agreement and such successors and permitted assigns.

(h) Governing Law. This Agreement and any matters related to the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflict of laws principles thereof.

(i) Waiver of Jury Trial. The Parties each hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(j) Mutuality of Drafting. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of the Agreement.

(k) Remedies. Each of the Parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

(l) Amendment and Waiver. No modification of or amendment to this Agreement shall be effective unless in a writing signed by the Parties to this Agreement, and no waiver of any rights under this Agreement shall be effective unless in a writing signed by the waiving Party.

(m) Expenses. Each Party shall bear its own costs and expenses in connection with the drafting, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(n) Termination. If the Closing does not occur on or prior to 5:30 p.m. New York time on August 21, 2025, this Agreement shall automatically terminate at such time and each of the Parties shall be relieved of its respective duties and obligations arising under this Agreement; provided, that this Agreement shall not so terminate and shall continue in full force and effect so long as one or more Parties are seeking to specifically enforce any other Party’s obligation to consummate the Closing; provided, further, that no such termination shall relieve any Party of liability for any breach or default under this Agreement prior to such termination.

[Signature pages follow.]

IN WITNESS WHEREOF, the Company has executed this Stock Purchase Agreement as of the date first written above.

COMPANY:

TURTLE BEACH CORPORATION

By:	/s/ Mark Weinswig
Name: Mark Weinswig
Title: Chief Financial Officer

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, Donerail has executed this Stock Purchase Agreement as of the date first written above.

DONERAIL:

TDG CP LLC

By:	/s/ William Wyatt
Name: William Wyatt
Title: Managing Partner

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the Selling Stockholder has executed this Stock Purchase Agreement as of the date first written above.

SELLING STOCKHOLDER:

DC VGA LLC

By:	/s/ Kevin Ma
Name: Kevin Ma
Title: President

[Signature Page to Stock Purchase Agreement]

Exhibit A

Party	Number of Shares of Common Stock	Price Per Share of Common Stock	Aggregate Purchase Price
Turtle Beach Corporation	694,926	$14.41	$10,013,883.66
TDG CP LLC	693,962	$14.41	$9,999,992.42
	Total Shares: 1,388,888		Total Price: $20,013,876.08